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                                                                   EXHIBIT 23(d)

       [LETTERHEAD OF RICHMOND, SMITH & CO., CERTIFIED PUBLIC ACCOUNTANTS]

                         Consent of Independent Auditors

  As independent public accountants, we hereby consent to the use of our report dated January 19, 2000 on the financial statements of Citizens Southern Bank, Inc. and to all references to our Firm included in or made part of this S-4 registration statement of First Community Bancshares, Inc.

/s/ Richmond, Smith  & Co.
Certified Public Accountants


July 19, 2000